UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

HIRSCH INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Engineers Road, Hauppauge, New York		11788
(Address of principal executive office)		(Zip Code)

(631) 436-7100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On July 2, 2009, Hirsch International Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hirsch Holdings, Inc., a Delaware corporation (“Parent”), and HIC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by Paul Gallagher, the Company’s President, Chief Executive Officer and Chief Operating Officer.

At the effective time of the Merger, each issued and outstanding share of Class A and Class B Common Stock of the Company, other than any shares owned by the Company, Parent, Merger Sub or Mr. Gallagher and stockholders who perfected appraisal rights under applicable law, will be canceled and converted into the right to receive $0.31 in cash, without interest.

The Company's Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the "Special Committee"), has concluded that the Merger Agreement is fair, advisable and in the best interests of the Company’s stockholders and has approved the Merger Agreement and has recommended that the Company’s stockholders vote in favor of the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Merger Agreement. The Agreement permits the Company (acting under the direction of the Special Committee) to solicit proposals from third parties until July 22, 2009. In addition, the Company may, at any time, subject to the terms of the Merger Agreement, respond to unsolicited proposals. There can be no assurance that this process will result in any alternative transaction. The Company does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision with respect to the alternative proposals it receives, if any.

Mr. Gallagher has obtained a conditional debt financing commitment for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with available funds at the Company, are sufficient for the satisfaction of all of Parent’s obligations under the Merger Agreement, including the payment of the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to various conditions, including Parent’s ability to obtain the debt financing on the terms and conditions set forth in the debt financing commitment letter, the approval of the Merger Agreement by the Company’s stockholders, receipt of consent to the merger from a significant supplier, and other customary closing conditions. The parties expect to close the transaction in approximately three months.

The Merger Agreement may be terminated under certain circumstances, including if the Special Committee has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Merger Agreement. Upon the termination of the Merger Agreement, under specified circumstances, the Company would be required to reimburse Parent up to $300,000 for out-of-pocket expenses actually incurred by Parent in connection with the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov.

The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Hirsch International Corp., 50 Engineers Road, Suite 100, Hauppauge, New York, 11788, Attention: Corporate Secretary; Telephone (631) 436-7100.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation of proxies will be set forth in the proxy statement relating to the proposed Merger when it becomes available.

Item 8.01.     Other Events.

On July 2, 2009, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto.

SAFE HARBOR STATEMENT

This Current Report contains forward-looking statements which are made pursuant to the safe harbor provisions set within the meaning of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this Current Report are forward-looking statements. Readers should note that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to the Merger, including the failure to obtain the necessary financing set forth in the debt commitment letter delivered to the Company pursuant to the Merger Agreement, the failure to receive consent to the Merger from a significant supplier, and the other risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which may be updated by our subsequent periodic reports, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated July 2, 2009, by and among the Company, HIC Acquisition Company and Hirsch Holdings, Inc.

99.1	Press Release of the Company, dated July 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

By:	/s/ Paul Gallagher
Name: Paul Gallagher
Title: President, Chief Executive Officer and Chief Operating Officer

Dated: July 2, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated July 2, 2009, by and among the Company, HIC Acquisition Company and Hirsch Holdings, Inc.

99.1	Press Release of the Company, dated July 2, 2009.